Exhibit 24
POWER OF ATTORNEY
(Re: Automatic Shelf Registration Statement)
     Each of the undersigned officers and directors of Huntington Bancshares Incorporated (the “Corporation”) hereby appoints Richard A. Cheap, Donald R. Kimble, and Mahesh Sankaran, as his or her attorneys, and any of them, with power to act without the others, as his or her attorney for so long as such individual remains an officer of the Corporation, to sign, in the name and on behalf of the undersigned, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), (1) the Corporation’s automatic shelf registration statement on the appropriate form or a pre-effective amendment to the Corporation’s Registration Statement on Form S-3, filed with the Commission on July 26, 2005 (File No. 333-126899) to convert such registration statement into an automatic shelf registration statement (in either case, the “Automatic Shelf Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, an indeterminate number of shares of the Corporation’s Common Stock, without par value, and Serial Preferred Stock, without par value, and an indeterminate principal amount of Debt Securities of the Corporation to be issued and sold from time to time and, in the case of the Serial Preferred Stock and Debt Securities, in one or more series, and (2) any and all amendments, including post-effective amendments, to the Automatic Shelf Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby ratifying and confirming all that any such attorney-in-fact or his substitute may lawfully do by virtue hereof.
     In Witness Whereof, the undersigned have signed these presents as of the dates indicated next to their respective signatures below.

Signature:	Title:	Date:

/s/ Thomas E. Hoaglin Thomas E. Hoaglin	Chairman, Chief Executive Officer, President, and Director (principal executive officer)	November 29, 2005
/s/ Donald R. Kimble Donald R. Kimble	Executive Vice President, Chief Financial Officer, and Controller (principal financial officer and principal accounting officer)	November 29, 2005
/s/ Raymond J. Biggs Raymond J. Biggs	Director	November 29, 2005

Signature:	Title:	Date:
/s/ Don M. Casto III Don M. Casto III	Director	November 29, 2005
/s/ Michael J. Endres Michael J. Endres	Director	November 29, 2005
/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Director	November 29, 2005
/s/ Karen A. Holbrook Karen A. Holbrook	Director	November 29, 2005
/s/ David P. Lauer David P. Lauer	Director	November 29, 2005
/s/ Wm. J. Lhota Wm. J. Lhota	Director	November 29, 2005
/s/ David L. Porteous David L. Porteous	Director	November 29, 2005
/s/ Kathleen H. Ransier Kathleen H. Ransier	Director	November 29, 2005
/s/ Robert H. Schottenstein Robert H. Schottenstein	Director	November 29, 2005